EXHIBIT (H)(5)

                         ZIEGLER CAPITAL MANAGEMENT, LLC
                            250 East Wisconsin Avenue
                                   Suite 2000
                           Milwaukee, Wisconsin 53202


                                                                 August __, 2006


The Exchange Traded Trust
250 East Wisconsin Avenue
Suite 2000
Milwaukee, Wisconsin 53202
Attn:  Board of Trustees

      Re:   Expense Reimbursement and Fee Waiver Commitment

Ladies and Gentlemen:

         This is to confirm the commitment of Ziegler Capital Management, LLC, as investment adviser to the various mutual fund series of The Exchange Traded Trust, to waive fees and/or reimburse expenses of the following funds so as to cap their annual operating expense ratios of average daily net assets from August __, 2006 through August __, 2007 at the following levels:

          Fund                                       Expense Cap
          ----------------------                     -----------
          NYSE Arca Tech 100 ETF                     0.50%


                                    Very truly yours,


                                    ZIEGLER CAPITAL MANAGEMENT, LLC

                                    By:
                                           -------------------------------------
                                    Title:
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